                                  23(d)(4)

   Sub-Advisory Agreement on behalf of BlackRock Large Cap Value

                             SUB-ADVISORY AGREEMENT
                                     BETWEEN
                        TRANSAMERICA FUND ADVISORS, INC.
                                       AND
                      BLACKROCK INVESTMENT MANAGEMENT, LLC

     SUB-ADVISORY AGREEMENT, made as of the 3rd day of October 2006, between Transamerica Fund Advisors, Inc. ("Investment Adviser"), a corporation organized and existing under the laws of the State of Florida, and BlackRock Investment Management, LLC ("Sub-Adviser"), a Limited Liability Corporation organized and existing under the laws of the State of Delaware.

     WHEREAS, the Investment Adviser acts as an investment adviser to AEGON/Transamerica Series Trust ("ATST"), a Delaware statutory trust that is engaged in business as an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"), pursuant to an investment advisory agreement dated January 1, 1997, as amended (the "Advisory Agreement");

     WHEREAS, ATST is authorized to issue shares of BlackRock Large Cap Value (formerly, Mercury Large Cap Value) (the "Portfolio"), a separate series of ATST;

     WHEREAS, the Sub-Adviser is engaged principally in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act"); and

     WHEREAS, the Investment Adviser desires to retain the Sub-Adviser as sub-adviser to furnish certain investment advisory services to the Investment Adviser with respect to the Portfolio and the Sub-Adviser is willing to furnish such services.

     NOW, THEREFORE, in consideration of the premises and mutual promises herein set forth, the parties hereto agree as follows:

     1.   APPOINTMENT.

     Investment Adviser hereby appoints the Sub-Adviser as its investment sub-adviser with respect to the Portfolio for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided. By this Agreement, the Investment Adviser authorizes Sub-Adviser to: (i) trade and deal in any and all securities as Sub-Adviser may, in its discretion, select in its performance of duties hereunder; and (ii) establish and deal through accounts with one or more parties, including, but not limited to, securities brokers and dealers, banks and custodians, as Sub-Adviser may select to effect the transactions contemplated herein. The discretionary authority granted herein shall remain in full force and effect until Sub-Adviser receives written notice of its termination or the termination of this Agreement.

     2.   DUTIES OF THE SUB-ADVISER.

          A. Investment Sub-Advisory Services. Subject to the supervision of the ATST Board of Trustees ("Board") and the Investment Adviser, the Sub-Adviser shall act as the investment sub-adviser and shall supervise and direct the investments of the Portfolio in accordance with the Portfolio's investment objectives, policies, and restrictions as provided in the ATST Prospectus and Statement of Additional Information, as currently in effect and as amended or supplemented from time to time (hereinafter referred to as the "Prospectus") and provided to Sub-Adviser, and such other limitations as directed by the appropriate officers of the Investment Adviser or ATST by notice in writing to the Sub-Adviser (collectively, "Fund Policies"). The Sub-Adviser shall obtain and evaluate such information relating to the economy, industries, businesses, securities markets, and securities as it may deem necessary or useful in the discharge of its obligations hereunder and shall formulate and implement a continuing program for the management of the assets and resources of the Portfolio in a manner consistent with the Fund Policies. In furtherance of this duty, the Sub-Adviser, on behalf of the Portfolio, is authorized, in its discretion and without prior consultation with the Portfolio or the Investment Adviser, to:

     (1) buy, sell, exchange, convert, lend, and otherwise trade in any stocks, bonds and other securities or assets; and

     (2) place orders and negotiate the commissions (if any) for the execution of transactions in securities or other assets with or through such brokers, dealers, underwriters or issuers as the Sub-Adviser may select.

          B. Additional Duties of Sub-Adviser. In addition to the above, Sub-Adviser shall:

     (1) furnish continuous investment information, advice and recommendations to ATST as to the acquisition, holding or disposition of any or all of the securities or other assets which the Portfolio may own or contemplate acquiring from time to time; and

     (2) furnish oral or written reports, as ATST may reasonably request, in order to keep ATST and its officers and Board fully informed as to the condition of the investment securities of the Portfolio, the investment recommendations of the Sub-Adviser, and the investment considerations which have given rise to those recommendations.

     (3) furnish such statistical and analytical information and reports as may reasonably be requested by ATST from time to time.

          C. Further Duties of Sub-Adviser. In all matters relating to the performance of this Agreement, the Sub-Adviser shall act in conformity with the ATST Declaration of Trust and By-Laws, as each may be amended or supplemented and provided to the Sub-Adviser; the currently effective Registration Statement (as defined below) as provided to the Sub-Adviser; and with the written instructions and directions of the Board and the Investment Adviser that are provided to the Sub-Adviser, and shall comply with the requirements of the 1940 Act, the Advisers Act, the rules thereunder, and all other applicable federal and state laws and regulations. Notwithstanding the foregoing, the Investment Adviser shall, subject to the Sub-Adviser's compliance with its obligations, remain responsible for the Portfolio's overall compliance with the 1940 Act, the Internal Revenue Code of 1986, as amended, and all other applicable federal and state laws and regulations.

          D. Litigation. The Sub-Adviser shall have no power, authority, responsibility, or obligation hereunder to take any action with regard to any claim or potential claim in any bankruptcy proceedings, class action securities litigation, or other litigation or proceeding affecting securities held at any time in the Portfolio, including, without limitation, to file proofs of claim or other documents related to such proceedings (the "Litigation"), or to investigate, initiate, supervise, or monitor the Litigation involving Portfolio assets, and the Investment Adviser acknowledges and agrees that no such power, authority, responsibility or obligation is delegated hereunder. Nevertheless, the Sub-Adviser agrees that it shall provide the Investment Adviser with any and all documentation or information relating to the Litigation as may reasonably be requested by the Investment Adviser.

     3.   COMPENSATION.

          For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, the Sub-Adviser shall receive monthly an investment management fee as specified in Schedule A of this Agreement. Such fee will be computed daily and payable no later than the tenth (10th) business day following the end of each month, from the Investment Adviser, calculated at an annual rate based on the Portfolio's average daily net assets. If this Agreement becomes effective or terminates before the end of any month, the investment management fee for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the pro-ration which such period bears to the full month in which such effectiveness or termination occurs. The Investment Adviser may from time to time waive the compensation it is entitled to receive from ATST; however, any such waiver will have no effect on the Investment Adviser's obligation to pay the Sub-Adviser the compensation provided for herein.

     4.   DUTIES OF THE INVESTMENT ADVISER.

          A. The Investment Adviser shall continue to have responsibility for all services to be provided to the Portfolio pursuant to the Advisory Agreement and shall oversee and review the Sub-Adviser's performance of its duties under this Agreement. Notwithstanding the Advisory Agreement, the Sub-Adviser has the authority to buy, sell, exchange, convert, lend, and otherwise trade in any stocks, bonds and other securities or assets on behalf of the Portfolio.

          B. The Investment Adviser has furnished the Sub-Adviser with copies of each of the following documents and will furnish to the Sub-Adviser at its principal office all future amendments and supplements to such documents, if any, as soon as practicable after such documents become available:

          (1) The ATST Declaration of Trust, as in effect on the date hereof and as amended from time to time ("Trust");

          (2) The By-Laws of ATST as in effect on the date hereof and as amended from time to time ("By-Laws");

          (3) Certified resolutions of the Board of ATST authorizing the appointment of the Investment Adviser and the Sub-Adviser and approving the form of the Advisory Agreement and this Agreement;

          (4) The ATST Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1A, as filed with the Securities and Exchange Commission ("SEC") relating to the Portfolio and its shares and all amendments thereto ("Registration Statement");

          (5) The ATST Prospectus (as defined above);

          (6) A certified copy of any publicly available financial statement or report prepared for ATST by certified or independent public accountants, and copies of any financial statements or reports made by the Portfolio to its shareholders or to any governmental body or securities exchange;

          (7) An executed copy of the Investment Advisory Agreement; and

          (8) A list of each affiliated person (and any affiliated person of such an affiliated person) of the Investment Adviser.

     The Investment Adviser shall furnish the Sub-Adviser with any further documents, materials, procedures adopted by the Board applicable to the Sub-Adviser ("Board Procedures"), or information that the Sub-Adviser may reasonably request to enable it to perform its duties pursuant to this Agreement. Until Investment Adviser delivers any such amendment or supplement to the documents listed in this section 4.B., to the Fund Policies or to the Board Procedures, the Sub-Adviser shall be fully protected in relying on the most recent versions of such documents or policies previously furnished to the Sub-Adviser.

          C. During the term of this Agreement, the Investment Adviser shall furnish to the Sub-Adviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales and marketing literature, or other material prepared for distribution to shareholders of the Portfolio or the public, which refer to the Portfolio, the Sub-Adviser or investment companies or other advisory accounts advised or sponsored by the Sub-Adviser or investment companies or other advisory accounts advised or sponsored by the Sub-Adviser in any way, prior to the use thereof, and the Investment Adviser shall not use any such materials without the prior written consent of the Sub-Adviser, which shall not be unreasonably withheld. The Sub-Adviser agrees to respond to the Investment Adviser within fifteen business days (or such other time as may be mutually agreed) after receipt thereof to signify its consent or rejection.

     5.   BROKERAGE.

          A. The Sub-Adviser agrees that, in placing orders with broker-dealers for the purchase or sale of portfolio securities, it shall attempt to obtain quality execution at favorable security prices (best price and execution); provided that, on behalf of the Portfolio, the Sub-Adviser may, in its discretion, agree to pay a broker-dealer that furnishes brokerage or research services as such services are defined under Section 28(e) of the Securities Exchange Act of 1934, as amended ("1934 Act"), a higher commission than that which might have been charged by another broker-dealer for effecting the same transactions, if the Sub-Adviser determines in good faith that such commission is reasonable in relation to the brokerage and research services provided by the broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Sub-Adviser with respect to the accounts as to which it exercises investment discretion (as such term is defined under Section 3(a)(35) of the 1934 Act). Pursuant to such factors, the Sub-Adviser may utilize one or more of its affiliates as broker for transactions for the Portfolio. In no instance will portfolio securities be purchased from or sold to the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. The Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having exercised its discretionary authority pursuant to this section 5.

          B. On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Portfolio, as well as other clients of the Sub-Adviser, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner the Sub-Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio and to its other clients. The Investment Adviser hereby acknowledges that such aggregation of orders may not result in more favorable pricing or lower brokerage commissions in all instances.

          C. In addition to the foregoing, the Sub-Adviser agrees that orders with broker-dealers for the purchase or sale of portfolio securities by the Portfolio shall be placed in accordance with the standards set forth in the Advisory Agreement, as provided to Sub-Adviser.

          D. In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including
Section 17(e) of the 1940 Act and Rule 17e-1 promulgated thereunder, the Sub-Adviser may engage its affiliates, the Investment Adviser and its affiliates or any other sub-adviser to the Portfolio and its respective affiliates, as broker-dealers or futures commission merchants to effect transactions in securities and other investments for the Portfolio.

          E. The Adviser acknowledges that Sub-Adviser may invest cash balances of the Portfolio in one or more money market funds that are managed by the Sub-Adviser or any of its affiliates which arrangements Sub-Adviser agrees will comply with applicable federal and state laws and rules concerning affiliated transactions and the conditions imposed by the Securities and Exchange Commission in ICA Release No. 25100 (August 3, 2001).

     6.   OWNERSHIP OF RECORDS.

     The Sub-Adviser shall maintain all books and records required to be maintained by the Sub-Adviser pursuant to the 1940 Act, and the rules and regulations promulgated thereunder, with respect to transactions on behalf of ATST. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees: (i) that all records that it maintains for the Portfolio are the property of ATST, (ii) to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Portfolio and that are required to be maintained by Rule 31a-1 under the 1940 Act and
(iii) to surrender promptly to ATST any records that it maintains for the Portfolio upon written request by ATST; provided, however, the Sub-Adviser may retain copies of such records.

     7.   REPORTS.

     The Sub-Adviser shall furnish to the Board or the Investment Adviser, or both, as appropriate, such information, reports, evaluations, analyses and opinions as the Sub-Adviser and the Board or the Investment Adviser, as appropriate, may mutually agree upon from time to time.

     8.   SERVICES TO OTHER CLIENTS.

     Nothing contained in this Agreement shall limit or restrict (i) the freedom of the Sub-Adviser, or any affiliated person or entity thereof, to render investment management, investment advisory and corporate administrative services to other investment companies or other managed accounts, to act as investment manager or investment adviser or counselor to other persons, firms, or corporations, or to engage in any other business activities, or (ii) the right of any director, officer, employee, partner, agent, controlling person, limited partner and any other person or entity affiliated with the Sub-Adviser, who may also be a director, officer, or employee of ATST, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature, or (iii) the freedom of the Sub-Adviser or any director, officer, employee, partner, agent, controlling person, limited partner or other person or entity affiliated with the Sub-Adviser, to buy, sell or trade any securities or other investment instruments for its or their own account or for the account of others for whom it or they may be acting, provided that such activities do not adversely affect or otherwise impair the performance by the Sub-Adviser of its duties, responsibilities, and obligations under this Agreement, or are in violation of any applicable federal and state laws and regulations.

     9.   SUB-ADVISER'S USE OF THE SERVICES OF OTHERS.

     The Sub-Adviser may (at its cost except as contemplated by Section 5 of this Agreement) employ, retain, or otherwise avail itself of the services or facilities of other persons or organizations for the purpose of obtaining such statistical and other factual information, such advice regarding economic factors and trends, such advice as to occasional transactions in specific securities, or such other information, advice, or assistance as the Sub-Adviser may deem necessary, appropriate, or convenient for the discharge of its obligations hereunder or otherwise helpful to the Sub-Adviser, as appropriate, or in the discharge of Sub-Adviser's overall responsibilities with respect to the other accounts that it serves as investment manager or adviser, provided that the Sub-Adviser shall at all times retain responsibility for making investment recommendations with respect to the Portfolio.

     10.  REPRESENTATIONS OF SUB-ADVISER.

     The Sub-Adviser represents, warrants, and agrees as follows:

          A. The Sub-Adviser: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will immediately notify the Investment Adviser of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9 (a) of the 1940 Act or otherwise.

          B. The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and, if it has not already done so, will provide the Investment Adviser and ATST with a copy of such code of ethics, together with evidence of its adoption.

          C. The Sub-Adviser has provided the Investment Adviser and ATST with a copy of its Form ADV as most recently filed with the SEC and will, promptly after filing any amendment to its Form ADV with the SEC, furnish a copy of such amendment to the Investment Adviser.

     11.  REPRESENTATIONS OF INVESTMENT ADVISER.

     The Investment Adviser represents, warrants and agrees as follows:

          A. The Investment Adviser: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will immediately notify the Sub-Adviser of the occurrence of any event that either prevents the Investment Adviser from serving as an investment adviser of any investment company pursuant to Section 9(a) of the 1940 Act or otherwise or disqualifies it from serving in its designated capacities with respect to the Portfolio.

          B. The Investment Adviser acknowledges that it has received a copy of the Sub-Adviser's Form ADV at least 48 hours prior to the execution of this Agreement and has delivered a copy of the same to the Portfolio.

          C. The Portfolio is registered as an open-end management investment company under the 1940 Act and that the Portfolio's shares are registered under the Securities Act of 1933 and under any applicable state securities laws.

          D. The Investment Adviser hereby acknowledges that in performing its obligations pursuant to this agreement Sub-Adviser will be acting in reliance on the information provided by Investment Adviser relating to the financial condition, tax status, and investment objectives of Portfolio and ATST. The Investment Adviser represents and warrants to Sub-Adviser that all such information is, and will be, accurate in all material respects, and that Investment Adviser will not fail to disclose any information which, if omitted, might render the information misleading.

     12.  LIABILITY AND INDEMNIFICATION.

     A. The Sub-Adviser may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be provided by the 1940 Act, neither the Sub-Adviser nor any affiliated person of the Sub-Adviser, its officers, directors, employees or agents shall be subject to any liability to the Investment Adviser, the Portfolio or any shareholder of the Portfolio for any error of judgment, mistake of law or any loss arising out of any investment or other act or omission in the course of, connected with or arising out of any service to be rendered hereunder, except by reason of willful misfeasance, bad faith or gross negligence in its performance of its obligations and duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

     B. Subject to the foregoing, the Sub-Adviser shall indemnify and hold harmless the Investment Adviser, the Portfolio and their respective directors, trustees, officers, employees or agents from any and all claims, losses, expenses, obligation and liabilities (including, without limitation, reasonable attorney's fees) arising or resulting from the Sub-Adviser's willful misfeasance, bad faith or gross negligence in its performance of its obligations and duties or by reason of its reckless disregard of its obligations and duties under this Agreement. The Sub-Adviser shall not be liable to the Investment Adviser, it officers, directors, agents, employees, controlling persons or shareholders or the Portfolio or its shareholders for (i) any acts of the Investment Adviser or any other sub-adviser to ATST with respect to the portion of the assets of ATST not managed by the Sub-Adviser and (ii) acts of the Sub-Adviser which result from or are based upon acts or omissions of the Investment Adviser, including, but not limited to, failure of the Investment Adviser to provide accurate and current information with respect to records maintained by Investment Adviser or any other sub-adviser to ATST relevant to the Portfolio.

     C. The Investment Adviser shall indemnify and hold harmless the Sub-Adviser, and its trustees/directors, officers, employees or agents, from any and all claims, losses, expenses, obligations and liabilities (including, without limitation, reasonable attorney's fees) arising or resulting from the Investment Adviser's violation of applicable law, willful misfeasance, bad faith or gross negligence in Investment Adviser's performance of its respective obligations or by reason of Investment Adviser's reckless disregard of its respective obligations and duties under this Agreement. The Investment Adviser acknowledges and agrees that the Sub-Adviser makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Portfolio or that the Portfolio will perform comparably with any standard or index, including other clients of the Sub-Adviser, whether public or private.

     13.  TERM OF AGREEMENT.

     This Agreement shall become effective upon the date first above written. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, this Agreement shall continue in effect from year to year, with respect to the Portfolio, subject to the termination provisions and all other terms and conditions hereof, so long as such continuation shall be specifically approved at least annually (a) by either the Board, or by vote of a majority of the outstanding voting securities of the Portfolio; and (b) in either event, by the vote, cast in person at a meeting of the Board called for the purpose of voting on such approval, of a majority of the members of the Board who are not parties to this Agreement or interested persons of any such party. The Sub-Adviser shall furnish to ATST, promptly upon its request such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal, or amendment hereof.

     14.  NOTICES.

     Any notice shall be sufficiently given when sent by certified U.S. mail, national expenses deliver service, or facsimile to the parties at the address below:

     If to ATST:

          AEGON/Transamerica Series Trust
          570 Carillon Parkway
          St. Petersburg, FL 33716
          Attn: Dennis P. Gallagher
          Telephone: (727) 299-1821
          Fax: (727) 299-1832

     If to the Investment Adviser:

          Transamerica Fund Advisors, Inc.
          570 Carillon Parkway
          St. Petersburg, FL 33716
          Attn: Dennis P. Gallagher
          Telephone: (727) 299-1821
          Fax: (727) 299-1832

     If to the Sub-Adviser

          BlackRock Investment Management, LLC
          800 Scudders Mill Road
          Plainsboro, NJ 08536
          Attn: General Counsel
          Fax: (609) 282-2021

     15.  TERMINATION OF AGREEMENT.

     This Agreement may be terminated at any time, without the payment of any penalty, by the Investment Adviser or by the Portfolio's Board by giving 60 days' advance written notice of such termination to the Sub-Adviser provided that, if terminated by the Portfolio, such termination is approved by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio, or per the terms of any applicable exemptive order under Section 6(c) of the Act from Section 15(a) and Rule 18f-2 under the Act. The Sub-Adviser may terminate this Agreement at any time, or preclude its renewal without the payment of any penalty, on at least 60 days' prior notice to the Investment Adviser. This Agreement shall terminate automatically in the event of its assignment or upon termination of the Advisory Agreement.

     16.  AMENDMENT OF AGREEMENT.

     No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought, and no amendment of this Agreement shall be effective until approved by the Board and, solely to the extent required by the 1940 Act, regulations thereunder and/or interpretations thereof, the shareholders of the Portfolio.

     17.  SUB-ADVISER NAME.

     It is understood and hereby agreed that "BlackRock" and any derivative or logo or trademark or service mark or trade name, are the valuable property of the Sub-Adviser and its affiliates for copyright and other purposes and may not be used by the Investment Adviser without Sub-Adviser's prior written approval. The Investment Adviser further agrees that, in the event that the Sub-Adviser shall cease to act as an investment adviser with respect to the investment of assets allocated to the Portfolio, both the Investment Adviser and the Portfolio shall promptly take all necessary and appropriate action to change their product names to names which do not include "BlackRock" or any derivative or logo or trademark or service mark or trade name, provided, however, that the Investment Adviser and the Portfolio may continue to use the word "BlackRock" or any derivative or logo or trademark or service mark or trade name if the Sub-Adviser consents specifically in writing to such use.

     18.  EXPENSES.

     The Sub-Adviser will pay its own expenses incurred in furnishing the services to be provided by it pursuant to this Agreement, excluding determination of net asset value per share, fund accounting and shareholder accounting services. Except for expenses specifically assumed or agreed to be paid by the Sub-Adviser pursuant hereto, the Sub-Adviser shall not be liable for any expenses of the Investment Adviser or the Portfolio, including, without limitation: (a) interest expenses of the Portfolio and taxes levied against the Portfolio or any of its property, (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments with respect to the Portfolio, (c) fees and expenses of any custodian, transfer agent and other service providers who are not employees of the Sub-Adviser and (d) fees of the Portfolio's independent public accountants.

     19.  CONFIDENTIAL RELATIONSHIP.

     All information and advice furnished by either party to the other pursuant to this Agreement shall be kept confidential; and shall not be disclosed to any other person, except as may be necessary or appropriate to permit Sub-Adviser to perform its duties hereunder, or as may be required by law, or by the rules of securities industry self regulatory organizations such as stock exchanges and the National Association of Securities Dealers, Inc.

     20.  MISCELLANEOUS.

          A. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof, and the 1940 Act. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.

          B. Captions. The captions contained in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

          C. Entire Agreement. This Agreement represents the entire agreement and understanding of the parties hereto and shall supersede any prior agreements between the parties relating to the subject matter hereof, and all such prior agreements shall be deemed terminated upon the effectiveness of this Agreement.

          D. Interpretation. Nothing herein contained shall be deemed to require ATST to take any action contrary to its Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of ATST.

          E. Definitions. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations, or orders of the SEC validly issued pursuant to the 1940 Act. As used in this Agreement, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," "broker," "investment adviser," "net assets," "sale," "sell," and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation, or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation, or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation, or order, unless the Investment Adviser and the Sub-Adviser agree to the contrary.

     The parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.


                                        TRANSAMERICA FUND ADVISORS, INC.


                                        By: /s/ John K. Carter
                                            ------------------------------------
                                        Name: John K. Carter
                                        Title: President & Chief Executive
                                               Officer


                                        BLACKROCK ADVISORS, INC.


                                        By: /s/ Donald C. Burke
                                            ------------------------------------
                                        Name: Donald C. Burke
                                        Title: Managing Director

                             SUB-ADVISORY AGREEMENT

                                   SCHEDULE A

         PORTFOLIO                        SUB-ADVISER COMPENSATION
         ---------                        ------------------------
BLACKROCK LARGE CAP VALUE   0.35% of the first $250 million of the Portfolio's
                            average daily net assets; 0.325% of average daily
                            net assets over $250 million up to $750 million; and
                            0.30% of average daily net assets in excess of $750
                            million*

* The fees payable for BlackRock Large Cap Value will be based upon the average daily net assets, on a combined basis, for both BlackRock Large Cap Value and TA IDEX BlackRock Large Cap Value, a series of Transamerica IDEX Mutual Funds.

                   AMENDMENT TO SUB-ADVISORY AGREEMENT BETWEEN
                      TRANSAMERICA FUND ADVISORS, INC. AND
                      BLACKROCK INVESTMENT MANAGEMENT, LLC

THIS AMENDMENT is made as of January 1, 2007 to the Sub-Advisory Agreement dated May 1, 2004, as amended (the "Agreement"), between Transamerica Fund Advisors, Inc. ("TFAI"), and BlackRock Investment Management, LLC, formerly, Fund Asset Management, L.P. (the "Sub-Adviser"), and on behalf of AEGON/Transamerica Series Trust (the "Trust") and BlackRock Large Cap Value (the "Fund"). In consideration of the mutual covenants contained herein, the parties agree as follows:

2. COMPENSATION. Effective January 1, 2007, the sub-advisory fee rate for BlackRock Large Cap Value is as follows:

          0.35% of the first $250 million of average daily net assets; 0.325% of average daily net assets over $250 million up to $750 million; and 0.30% of average daily net assets in excess of $750 million; and for the purpose of calculating the fee, the Fund's assets will be combined with those of the TA IDEX BlackRock Large Cap Value portfolio of Transamerica IDEX Mutual Funds.

In all other respects, the Sub-Advisory Agreement dated May 1, 2004, as amended, is confirmed and remains in full force and effect.

The parties hereto have caused this amendment to be executed as of January 1, 2007.


TRANSAMERICA FUND ADVISORS, INC


By: /s/ Glenn E. Brightman
    ---------------------------------
Name: Glenn E. Brightman
Title: Senior Vice President


BLACKROCK INVESTMENT MANAGEMENT, LLC


By: /s/ Denis R. Molleur
    ---------------------------------
Name: Denis R. Molleur
Title: Managing Director & Senior
       Counsel